EXHIBIT 99.1
METROCORP, INC.
AUDIT COMMITTEE CHARTER
(as of February 20, 2006)
     The Audit Committee is a committee of the Board of Directors of Metrocorp, Inc. (the “Company”). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing:
•	the integrity of the Company’s financial information which will be provided to the shareholders and others, including the financial reporting process and the systems of internal controls regarding finance, accounting and legal and regulatory compliance;

•	the independence, qualifications and performance of the Company’s financial executives, independent auditor and internal auditing department; and

•	the communication among the independent auditor, management, the internal auditing function and the Board of Directors.
     The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the external auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The external auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law, or to guarantee the external auditor’s report.
     In meeting its responsibilities, the Audit Committee is expected to:
1.	Provide an open avenue of communication between the internal auditor, the external auditor, management and the Board of Directors.

2.	Review and update the committee’s charter annually. The charter will be published at least every three years in accordance with SEC regulations.

3.	Be directly responsible for appointing, evaluating and, when necessary, terminating the external auditor, and approving the compensation of the external auditor.

4.	Review and concur in the appointment, replacement, reassignment or dismissal of the internal audit staff.

5.	Review and assess annually the independence of the internal auditor and the external auditor, including a review of management consulting services and related fees provided by the external auditor. The Audit Committee shall obtain and review a report by the external auditor describing all relationships between the external auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the external auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

6.	Inquire of management, the internal auditor and the external auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

7.	Consider, in consultation with the external auditor and the internal auditor, the audit plan of the internal auditors and the external auditors.

8.	Consider and review annually with the external auditor and the internal auditor:
(a)	The adequacy of the Company’s internal controls; and

(b)	Any related significant findings and recommendations of the external auditor and internal auditor together with management’s responses thereto.
9.	Review with management and the external auditor:
(a)	The Company’s annual and quarterly financial statements, related footnotes and other schedules (before they are filed with any banking regulators or the SEC), including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation”;

(b)	The external auditor’s audit of the financial statements and the resulting report;

(c)	Any changes required in the external auditor’s audit plan;

(d)	Any significant difficulties or disputes with management encountered during the course of the audit and their resolution, including any restrictions on the scope of the external auditor’s activities or on access to requested information; and

(e)	Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.
10.	Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

11.	Consider annually whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

12.	Direct the external auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposed to disclose interim financial information prior to completion of the external auditor’s review of interim financial information.

13.	Annually obtain and review a report by the external auditor describing:
(a)	the firm’s internal quality control procedures; and

(b)	any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.
14.	Preapprove all auditing services, which may include providing comfort letters in connection with securities underwritings, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002) to be provided to the Company by the external auditor. The Audit Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the external auditor.

15.	Coordinate the Board of Director’s oversight of the Company’s internal accounting controls and the Company’s disclosure controls and procedures. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Securities Exchange Act of 1934, as amended (i.e., the Certification of Disclosure in Annual and Quarterly Results).

16.	Consider and review with the internal auditor and management, as deemed appropriate:
(a)	Any changes required in the planned scope of their audit plan;

(b)	The Internal Audit Department staffing; and

(c)	The Internal Audit Department Policy.

17.	At least semi-annually, meet privately in executive session with the internal auditor, the external auditor and the Company’s CEO to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

18.	Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate. In addition, the Audit Committee or its Chair shall communicate with management and the external auditor quarterly to review the Company’s financial statements and significant findings based upon the external auditor’s limited review procedures. The Audit Committee shall keep records of its meetings as it deems appropriate.

19.	Maintain procedures for the “confidential anonymous submission by employees” of concerns regarding questionable accounting or auditing matters, and the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

20.	Have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

21.	Meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

22.	Have such other duties as may be delegated from time to time by the Board of Directors.

23.	Annually evaluate its own performance.
     The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Except as otherwise permitted by Section 301 of the Sarbanes-Oxley Act of 2002, each member of the Audit Committee shall be “independent” as defined by such rules and Act. In addition, no member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.
     Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement and shall otherwise be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s SEC periodic reports), at least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Act and applicable SEC rules.
     Audit Committee members may not accept any consulting, advisory or other compensatory fees from the Company or its subsidiaries, other than in his or her capacity as a member of the Audit Committee, Board of Directors or other Board committee. Audit Committee members and the committee chairman shall be appointed by the full Board of Directors. The Board of Directors may remove members from the Audit Committee at any time with or without cause.
     The external auditor shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the external auditor, including resolution of disagreements between Company management and the external auditor regarding financial reports. The Audit Committee shall as necessary obtain and review the reports required to be made by the external auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934, as amended, regarding:
•	critical accounting policies and practices;

•	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor; and

•	other material written communications between the external auditor and Company management, such as any management letter or schedule of unadjusted differences.
     The Audit Committee shall review and preapprove all transactions between the Company or its subsidiaries and any officer or director, or affiliate thereof, of the Company or its subsidiaries, or any other transaction required to be disclosed pursuant to Item 404 of SEC Regulation S-K.
     The Audit Committee shall have the authority to engage independent legal, accounting and other advisors as it deems necessary to carry out its responsibilities. These independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.
     The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.